Amendment to September 26, 2002 Non-Qualified Stock Option Award Agreement

The Non-Qualified Stock Option Award Agreement between Everest Re Group, Ltd. and Joseph V. Taranto dated September 26, 2002 is hereby amended as set forth below:

Effective August 31, 2005, Paragraph 2(c) is amended in its entirety to read as follows:

“(c) Notwithstanding the foregoing, the options shall become fully vested and exercisable as follows:

(i)	on March 31, 2008, provided that Participant’s employment has not been terminated for cause as that term is defined in Participant’s Employment

Agreement with the Corporation or its Subsidiaries, and further provided that such accelerated vesting shall be effective only if the operation thereof would not cause the options to be treated, in whole or in part, as “deferred compensation” for purposes of section 409A of the Internal Revenue Code;

or

(ii)	if the Participant retires after attaining age 65, or earlier with the consent of the Corporation; or

(iii)	if the Participant’s employment is terminated by death or disability a determined by the Committee.”;

Everest Re Group, Ltd.

By: /s/ Joseph A. Gervasi

Joseph A. Gervasi

Senior Vice President

/s/ Joseph V. Taranto

 Joseph V. Taranto

Dated: August 31, 2005